Exhibit 10.9

Critical Illness

Reinsurance Agreement

between

US Alliance Life and Security Company

Topeka, Kansas

(hereinafter referred to as the “Company”)

and

General Re Life Corporation

Stamford, Connecticut

(hereinafter referred to as the “Reinsurer”)

Effective September 1, 2016

Agreement # U169-002-000

US Alliance Life and Security

Draft Reinsurance Agreement

TABLE OF CONTENTS

		Page
Article 1	PREAMBLE	4
	1.1 Parties to the Agreement
	1.2 Compliance
	1.3 Construction
	1.4 Entire Agreement
	1.5 Severability
	1.6 Office of Foreign Assets Control
Article 2	BASIS OF INSURANCE	6
Article 3	LIABILITY	7
Article 4	REINSURANCE PREMIUM	8
	4.1 Payment of Premium
	4.2 Failure to Pay Premium
	4.3 Late Payment of Premium
	4.4 Change in Premium Rates
	4.5 Foreign Account Tax Compliance Act
Article 5	SETTLEMENT OF CLAIMS	10
	5.1 Notice
	5.2 Liability and Payment
	5.3 Contested Claims
	5.4 Extra Contractual Damages
	5.5 Misstatement
Article 6	GENERAL PROVISIONS	12
	6.1 Currency
	6.2 Premium Tax
	6.3 Inspection of Records
	6.4 Reinstatement
	6.5 Expenses
	6.6 Original Conditions
	6.7 Lapse or Termination of a Reinsured Policy
	6.8 Company Data
	6.9 Reserves and Financial Reporting
	6.10 Administration

US Alliance Life and Security

Draft Reinsurance Agreement

US Alliance Life and Security

Draft Reinsurance Agreement

Article 1

PREAMBLE

1.1   Parties to the Agreement

This is an agreement for indemnity reinsurance (the "Agreement") solely between US Alliance Life and Security Company, of Topeka, Kansas (the "Company") and General Re Life Corporation, of Connecticut (the “Reinsurer"), each, a “Party” and collectively, the “Parties”.

The acceptance of risks under this Agreement shall create no right or legal relation whatsoever between the Reinsurer and the insured, owner, or beneficiary of any insurance policy or other contract of the Company.

This Agreement shall be binding upon the Company and the Reinsurer and their respective successors and assigns.

1.2	Compliance

The Company represents that, to the best of its knowledge, it is in compliance with all state and federal laws applicable to the business reinsured under this Agreement. In the event that the Company is found to be in non-compliance with any law material to this Agreement, this Agreement shall remain in effect and the Company shall indemnify the Reinsurer for any direct loss the Reinsurer suffers as a result of the non-compliance, and shall seek to remedy the non-compliance.

1.3   Construction

This Agreement shall be construed in accordance with the laws of the State of Connecticut.

1.4   Entire Agreement

This Agreement shall constitute the entire agreement between the Parties with respect to the business reinsured hereunder. There are no understandings between the Parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by amendment to this Agreement and signed by both Parties.

1.5   Severability

The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections of this Agreement shall not affect the validity or enforceability of any of the remainder of this Agreement.

1.6   Office of Foreign Assets Control (OFAC)

The Parties represent that they are using, and shall use commercially reasonable efforts to continue to be in compliance with all applicable economic sanction laws. Neither Party shall be deemed to provide cover or be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that Party to any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom, Canada or United States of America (the “Laws”). Whenever coverage provided by this Agreement would be in violation of any such economic or trade sanctions such coverage shall be null and void. Neither Party shall be required to take any action under this Agreement that would violate said Laws, including, but not limited to, making any payments in violation of the Laws.

US Alliance Life and Security

Draft Reinsurance Agreement

Should either Party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment (including beneficiary payments) has been made in violation of the Laws, the Party who first becomes aware of the violation of the Laws shall notify the other Party, and the Parties shall cooperate in order to take all necessary corrective actions.

The Parties agree that such reinsurance transaction shall be null, void and of no effect from its inception, to the same extent as if the reinsurance transaction had never been entered into. In such event, each Party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 2

BASIS OF INSURANCE

On or after 12:01 A.M. Eastern Standard Time on the Effective Date of this Agreement, whenever the Company issues a policy providing insurance within the limits permitted by the Underwriting Guidelines of the Company as described in Schedule D and the Company retains its maximum limit of retention as shown in Schedule A, the Company shall cede and the Reinsurer shall automatically accept reinsurance in amounts not exceeding the amounts in Schedule A, provided that the policy has not been offered on a facultative basis to any reinsurer, including the Reinsurer.

This Agreement shall apply to policies issued on citizens or permanent residents of the United States who are domiciled within the United States.

The reinsurance coverage shall be issued in accordance with the policy forms, underwriting manual, claims administration procedures, rates and guidelines agreed to by the Reinsurer and the Company at the time this Agreement was entered into and more particularly referenced in Schedule D. Any deviation from these materials shall require prior written approval by the Reinsurer.

Except as set forth in Schedule A, the Company may not reinsure the amount it has retained on the business covered under this Agreement on any basis without the Reinsurer’s written consent, which consent may be withheld for any reason.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 3

LIABILITY

The liability of the Reinsurer shall begin and end with the liability of the Company. Reinsurance shall be inforce and binding on the Reinsurer as long as the issuance of insurance by the Company constitutes the doing of business in a jurisdiction in which the Company is properly licensed and the reinsurance premiums continue to be paid when due while the insurance remains inforce.

The liability of the Reinsurer shall be determined in accordance with the Company’s policy issued in connection with the coverage giving rise to reinsurance. The Company shall send to the Reinsurer a copy of each policy form requiring reinsurance and no reinsurance on any policy shall be effective until the policy forms for the benefits reinsured are approved in writing by the Reinsurer and are in the possession of the Reinsurer.

The Company affirms that its retention schedule, underwriting guidelines, issue rules, premium rates, policy forms and claims guidelines applicable to the reinsured policies and in use as of the Effective Date, have been offered and supplied to the Reinsurer.

The Company shall promptly notify the Reinsurer in writing of any proposed changes in its operating guidelines, underwriting guidelines, claims guidelines or policy forms. This Agreement shall not extend to policies issued pursuant to changes to the underwriting guidelines or policy forms unless the Reinsurer has consented in writing to accept policies subject to such changes or claims adjudicated pursuant to changes to the claims guidelines.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 4

REINSURANCE PREMIUM

4.1	Payment of Premium

Reinsurance premiums are due and payable monthly. The Company shall calculate the amount of reinsurance premium due and, within thirty (30) days after the close of the month for which reinsurance is in effect, shall send the Reinsurer a statement that contains the information shown in Schedule C, showing reinsurance premiums due for that period. If an amount is due the Reinsurer, the Company shall remit that amount together with the statement. If an amount is due the Company, the Reinsurer shall remit that amount within thirty (30) days of receipt of the statement.

4.2	Failure to Pay Premium

The payment of reinsurance premiums shall be a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid when due, the Reinsurer shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the Reinsurer elects to exercise its right of termination, it shall give the Company thirty (30) days written notice of its intention to terminate said reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during the thirty day period, are not paid before the expiration of said period, the Reinsurer shall be relieved of all liability. Policies on which reinsurance premiums subsequently fall due shall automatically terminate if reinsurance premiums are not paid. Terminated reinsurance may be reinstated, subject to approval by the Reinsurer, within sixty (60) days of the date of termination upon payment of all reinsurance premiums in arrears. The Reinsurer shall have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The right to terminate reinsurance shall not prejudice the Reinsurer's right to collect premiums for the period reinsurance was in force prior to the expiration of the thirty (30) day notice.

4.3	Late Payment of Premium

In the event that any premium payment is delinquent, the Reinsurer reserves the right to charge the Company an interest penalty equal to two (2) percentage points plus the quarterly U.S. Treasury Bill rate in effect on the date the premium payment becomes thirty (30) days delinquent.

4.4   Change In Premium Rates

If the Company changes premium rates on in force business, the Reinsurer shall share proportionately in these rate changes. The Company shall notify the Reinsurer of any such change not less than sixty (60) days prior to its effective date.

The Reinsurer shall not modify any expense allowances on business reinsured under this Agreement unless, in the reasonable judgment of the Reinsurer, the experience justifies a rate increase of at least ten percent (10%) and, after such notification by the Reinsurer, the Company fails to file for and make a good faith effort to obtain such an increase.

US Alliance Life and Security

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If the Reinsurer intends to modify the expense allowances in the manner stated above, the Reinsurer shall give the Company sixty (60) days written notice of the need for a rate increase. If the Company does not respond within the notice period, or if the Company decides not to file for the required rate increase, the Reinsurer may change the expense allowances by giving thirty (30) days prior written notice to the Company.

The Reinsurer shall not modify rates as set forth in Schedule B for inforce business unless, in the reasonable judgment of the Reinsurer, the experience justifies a rate increase of at least twenty five percent (25%) and, after such notification by the Reinsurer, the Company fails to file for and make a good faith effort to obtain such an increase.

If the Reinsurer intends to modify the rates in the manner stated above, the Reinsurer shall give the Company sixty (60) days written notice of the need for a rate increase. If the Company does not respond within the notice period, or if the Company decides not to file for the required rate increase, the Reinsurer may change the reinsurance premiums by giving thirty (30) days prior written notice to the Company.

In the case of either a reinsurance premium increase when the Company's premiums are not changing or an allowance decrease, the Company may recapture the business from the Reinsurer based upon original pricing assumptions and reserves.

Any such changes shall be incorporated into this Agreement by amendment.

It is the intent of both Parties to this Agreement that the Reinsurer shall review experience on a periodic basis and may provide recommendations to the Company with respect to the need for any rate increases on the policies reinsured, although the Company reserves the authority to decide both the amount and timing of any rate increases to their customers.

4.5   Foreign Account Tax Compliance Act (FATCA)

The Parties agree to provide to each other all information necessary to comply with the Foreign Account Tax Compliance Act (“FATCA”) consistent with Sections 1471 – 1474 of the U.S. Internal Revenue Code and any Treasury Regulations, or other guidance issued pursuant thereto, including, without limitation, applicable Forms W-9 or W-8BEN-E, as the case may be, and any information necessary for a Party to enter into an agreement described in Section 1471(b) of the U.S. Internal Revenue Code and to comply with the terms of that agreement or to comply with the terms of any inter-governmental agreements between the U.S. and any other jurisdictions relating to FATCA.

Applicable United States tax forms, allowing the other Party to conclude that no FATCA withholding is required, shall be provided within thirty (30) days after execution of this Agreement, if not already so provided. Also, either Party shall provide updated forms or any such other information within thirty (30) days of:

■	written request by the other Party; or
■	learning that any such information previously provided has become obsolete or inaccurate.

Each Party to this Agreement acknowledges and agrees that if it fails to supply such information within the time period stated above, it may be subject to a 30% U.S. withholding tax imposed on payments subject to such withholding under FATCA, to be withheld and paid to the U.S. Internal Revenue Service by the other Party.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 5

SETTLEMENT OF CLAIMS

5.1   Notice

Claims covered under this Agreement include only claims which occur under policies reinsured under this Agreement, and any additional riders specified in Schedule A which are provided by the underlying policy and are reinsured under this Agreement.

The Company shall notify the Reinsurer, as soon as possible, after it receives a claim on a policy reinsured under this Agreement. When requested by the Reinsurer, the Company shall provide the Reinsurer with copies of all proofs of loss, underwriting papers, investigation reports and a statement showing the amount paid on the claim by the Company, plus any information the Reinsurer may request. Additionally, the Company shall provide the Reinsurer with copies of all proofs of loss for the first twenty-five (25) claims received under this Agreement. The Reinsurer shall not be liable for any claim(s) submitted more than one (1) year after said claim is first reported to the Company.

5.2	Liability and Payment

Whenever a claim is made on a policy reinsured under this Agreement, and in accordance with the underlying policy provisions, the Reinsurer shall consider its liability to the Company to be for the amount of reinsurance for that policy as determined in Schedule A.

The Reinsurer reserves the right to request documentation for any claim when deemed appropriate, and to conduct periodic audits to review claims documentation. Nothing herein shall in any manner limit or restrict the Reinsurer's right to audit under this Agreement.

Nothing herein shall require the Reinsurer to pay any claim that is not properly payable under the terms of the underlying policy or this Agreement.

The Reinsurer shall have no liability for ex gratia payments.

5.3   Contested Claims

The Company shall notify the Reinsurer of its intention to contest or compromise a claim that exceeds fifty thousand dollars ($50,000). Unless agreed otherwise, all contestable claims shall be routinely investigated. If the Reinsurer chooses not to participate in a contested claim, it shall pay its full amount of reinsurance liability on such claim and shall thereby be relieved of all future liability with respect to such contested claim.

If the Reinsurer joins the Company in a contest or compromise, the Reinsurer shall participate in the same proportion that the amount at risk reinsured with the Reinsurer bears to the total amount at risk to the Company on the claim and shall share in the reduction in liability in the same proportion.

5.4   Extra Contractual Damages

The Reinsurer shall not participate in punitive or compensatory damages or statutory penalties that are awarded against the Company as a result of an act, omission or course of conduct committed by the Company, its agents, or representatives in connection with claims covered under this Agreement.

US Alliance Life and Security

Draft Reinsurance Agreement

For purposes of this Article, the following definitions shall apply:

■	“Punitive Damages” are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.
■	“Compensatory Damages” are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty nor fixed in amount by statute.
■	“Statutory penalties” are those amounts awarded as a penalty, but are fixed in amount by statute.

5.5   Misstatement

In the event of an increase or decrease in the amount of the Company's liability on a policy reinsured hereunder because of a misstatement of age, sex, or other risk classification, which is established in the course of investigating the claim, the Company and the Reinsurer shall share in the change in amount in proportion to its respective net liability prior to the change. The reinsurance premium for all policy years shall be recalculated on the basis of the adjusted amount using premiums and reserves at the correct risk classification, and the adjustment for the difference in reinsurance premiums shall be made without interest.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 6

GENERAL PROVISIONS

6.1	Currency

All payments under this Agreement shall be made in United States currency.

6.2   Premium Tax

The Reinsurer shall not reimburse the Company for premium taxes on reinsurance premiums other than through the allowances shown in Schedule B.2.

6.3   Inspection of Records

The Reinsurer, or its duly authorized representatives, may inspect at the office of the Company the original papers and any and all books or documents relating to or affecting reinsurance under this Agreement. The Company agrees to provide such access to records, at the discretion of the Reinsurer, by submitting complete copies of files to the Reinsurer or providing access to such files during regular business hours at the office of the inspected Party.

6.4   Reinstatement

If a policy that has lapsed or surrendered is reinstated in accordance with its terms and in accordance with Company rules and procedures, the Reinsurer shall, upon notification of reinstatement, reinstate the pre-existing reinsurance coverage. All reinstatements must occur within sixty (60) days of the end of the grace period. Upon reinstatement of the reinsurance coverage, the Company shall pay the reinsurance premiums which would have accrued had the policy not lapsed, together with interest at the same rate as the Company receives under its policy.

6.5   Expenses

The Reinsurer shall have no liability for medical examinations, inspection fees, attending physicians’ statements and other charges incurred in connection with the issuance of the Company’s policy. The Reinsurer is not liable for any commissions or expenses incurred by the Company with respect to this Agreement, except for those expenses reimbursed through the allowances in Schedule B.

6.6   Original Conditions

All reinsurance ceded hereunder shall be subject in all respects to the same clauses, rates, terms, and conditions as the reinsured policy but, nevertheless subject to the terms and conditions of this Agreement.

6.7   Lapse or Termination of a Reinsured Policy

In the event of the lapse or termination of a policy reinsured under this Agreement, reinsurance shall be terminated for that policy.

6.8   Company Data

The Company agrees to keep the Reinsurer informed of the identity and terms of the policies reinsured under this Agreement, as well as any special programs affecting reinsurance hereunder, by sending copies of the application forms, policy forms, supplementary agreements, rate books, plan codes and all other materials relevant to coverages reinsured.

Further, the Company agrees to send to the Reinsurer copies of all underwriting manuals or criteria, requirements, and retention schedules affecting reinsurance ceded and to keep the Reinsurer fully informed by sending all subsequent changes of said materials.

US Alliance Life and Security

Draft Reinsurance Agreement

6.9   Reserves and Financial Reporting

The Company and the Reinsurer agree to hold all reserves on the policies reinsured under this Agreement in accordance with statutory requirements and sound actuarial principles.

The Company and the Reinsurer agree to provide each other with adequate data to enable each of them to meet their valuation and financial reporting requirements, as well as to monitor and evaluate the experience of the policies reinsured under this Agreement.

6.10  Administration

The Company and the Reinsurer agree that core risk management functions such as actuarial, underwriting, administration, and claims, shall be conducted by employees of the Company unless otherwise specified in this Agreement or unless both Parties to this Agreement agree in writing to transferring one or more of these functions to another party.

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Article 7

INSOLVENCY

7.1   Definition of Insolvency

A Party to this Agreement shall be deemed to be insolvent when it:

1.	applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator, or statutory successor of its properties or assets; or
2.	is adjudicated as bankrupt or insolvent; or
3.

files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation or similar law or statute; or

4.	becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the Party’s domicile.

7.2   Insolvency of the Company

In the event of insolvency of the Company, all payments normally made to it by the Reinsurer shall be payable directly to the liquidator, receiver or statutory successor of the Company on the basis of the liability of the Company under the policies reinsured without diminution because of insolvency of the Company.

In the event of insolvency of the Company, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of the pendency of a claim on a policy reinsured within a reasonable time after the claim is filed in the solvency proceeding. During the pendency of the claim, the Reinsurer may investigate the claim, and in a proceeding where the claim is to be adjudicated, the Reinsurer may, at the Reinsurer's own expense, interpose in the name of the Company (its liquidator, receiver or statutory successor) any defense or defenses which the Reinsurer may deem available to the Company or its liquidator, receiver or statutory successor.

The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the amount of reinsurance that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 8

DISPUTE RESOLUTION

In the event of a dispute, the Parties agree to the following process of dispute resolution. Within fifteen (15) days after the Reinsurer or the Company has first given the other Party written notification of a specific dispute, each Party shall appoint a designated company officer to attempt to resolve the dispute. The officers shall meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers shall discuss the problem and shall negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information shall be honored. The designated officers shall decide the specific format for such discussions. Such discussions shall be for settlement purposes and without prejudice and inadmissible in any arbitration or other dispute resolution proceeding.

If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the dispute shall be submitted to formal arbitration, unless the Parties agree in writing to extend the negotiation period for an additional thirty (30) days.

All disputes and differences between the Parties on which an amicable understanding cannot be reached shall be decided by arbitration in Stamford, Connecticut or such other location to which the Parties mutually agree. The following procedure shall apply.

Upon written request of either Party, each Party shall choose an arbitrator who shall be disinterested in the outcome of the arbitration proceeding and the two chosen shall select a third neutral arbitrator, who is disinterested in the outcome of the arbitration proceeding. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of the written request for arbitration, the requesting Party may appoint a second arbitrator. Such notice of arbitration shall be sent certified or registered mail. If the two arbitrators fail to agree on the selection of the third arbitrator within thirty (30) days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision as to the third arbitrator shall be determined by drawing lots.

All arbitrators shall be active or retired officers of United States domiciled life insurance or life reinsurance companies and disinterested in the outcome of the arbitration. Each Party shall submit its case to the arbitrators within thirty (30) days of the appointment of the third arbitrator.

The Parties hereby waive all objections to the method of choosing the arbitrators, it being the intention of both Parties that all the arbitrators be chosen from those submitted by the Parties.

The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including, but not limited to inspecting documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators shall have no authority to award punitive damages, exemplary damages, attorneys’ fees or costs.

US Alliance Life and Security

Draft Reinsurance Agreement

The arbitrators shall interpret this Agreement as an honorable engagement and not merely as a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law.

Each Party shall bear the expense of its own arbitrator, and shall jointly and equally bear with the other the expense of the third arbitrator and the arbitration. In the event that the two arbitrators are chosen by one Party, as provided above, the expense of the arbitrators and the arbitration shall be divided equally between the two Parties.

The decision, in writing, of the majority of the arbitrators, shall be final and binding upon both Parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 9

CONFIDENTIALITY

The Company and the Reinsurer agree that Customer and Proprietary Information shall be treated as confidential. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former policy owners, insureds, applicants, and beneficiaries of policies issued by the Company. Proprietary Information includes, but is not limited to, business plans and trade secrets, mortality and lapse studies, underwriting manuals and guidelines, applications and contract forms and the specific terms and conditions of this Agreement.

Customer and Proprietary Information shall not include information that:

1.	is or becomes available to the general public through no fault of the Party receiving the Customer and Proprietary Information (the “Recipient”);
2.	.is independently developed by the Recipient;
3.	.is acquired by the Recipient from a third party not covered by a confidentiality agreement; or
4.	.is disclosed under a court order, law or regulation.

The Parties shall not disclose such information to any other parties unless agreed to in writing, except as necessary for retrocession purposes, as requested by external auditors, as required by court order, or as required or allowed by law or regulation.

The Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Company.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 10

ERRORS AND OMISSIONS

If through unintentional error, oversight, omission, or misunderstanding (collectively referred to as “errors”), the Reinsurer or the Company fails to comply with the terms of this Agreement and if, upon discovery of the error by either Party, the other Party is promptly notified, each thereupon shall be restored to the position it would have occupied if the error had not occurred, including interest.

If it is not possible to restore each Party to the position it would have occupied if the error had not occurred, the Parties shall endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the Parties as evidenced by this Agreement.

However, the Reinsurer shall not provide reinsurance for policies that do not satisfy the parameters of this Agreement, nor shall the Reinsurer be responsible for negligent or deliberate acts or for repetitive errors in administration by the Company. If either Party discovers that the Company has failed to cede reinsurance as provided in this Agreement, or failed to comply with its reporting requirements, the Reinsurer may require the Company to audit its records for similar errors and to take actions necessary to avoid similar errors in the future.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 11

OFFSET

Any debts or credits, in favor of or against either the Reinsurer or the Company with respect to this Agreement, are deemed mutual debts or credits and shall be offset and only the balance shall be allowed or paid.

The right of offset shall not be affected or diminished because of the insolvency of the other Party.

US Alliance Life and Security

Draft Reinsurance Agreement

Article 12

DAC TAX

The Parties to this Agreement agree to the following provisions pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended:

1.	The term “Party” shall refer to either the Company or the Reinsurer as appropriate.

2.	The terms used in this Article are defined by reference to Regulation Section 1.848-2 in effect as of December 29, 1992.

3.

The Party with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expense with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

4.

The Company and the Reinsurer agree to exchange information pertaining to the amount of the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.

The Company shall submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Company stating that the Company shall report such net consideration in its tax return for the preceding calendar year.

6.

The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) days of the Reinsurer’s receipt of the Company’s calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration as determined by the Company in the Reinsurer’s tax return for the previous calendar year.

7.

If the Reinsurer contests the Company’s calculation of the net consideration, the Parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of net consideration, each Party shall report such amount in their respective tax returns for the previous calendar year.

8.

Both the Company and the Reinsurer represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

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Draft Reinsurance Agreement

Article 13

COMMENCEMENT AND TERMINATION

This Agreement shall be effective for the period beginning at 12:01a.m. Eastern Standard Time September 1, 2016 (the “Effective Date”). It is a continuous agreement, subject to ninety (90) days notice of cancellation for new business at any time. Such notice of cancellation shall be sent by registered or certified mail. The Reinsurer shall continue to accept new business during the ninety (90) day notice period and to remain liable for all inforce business reinsured under this Agreement until the natural expiration or expiry of said business, subject to the terms and conditions set forth below.

This Agreement may be terminated by either Party at any time, for breach of the terms and conditions of this Agreement, by giving the other Party not less than thirty (30) days prior written notice by certified mail.

The Reinsurer’s right to terminate reinsurance pursuant to this Article shall be without prejudice to its right to collect reinsurance premiums for the period that reinsurance was in force prior to the expiration of the notice period.

The Reinsurer shall have the option of terminating this Agreement for new business at any time, upon delivery of thirty (30) days written notice to the other Party, upon the occurrence of any of the following events:

1.	the Company is placed upon a “watch list” by its domiciliary insurance regulators;
2.	.the regulatory authority of any jurisdiction in which the Company is authorized to do business revokes the Company’s right to continue conducting business in that jurisdiction for financial reasons;
3.	.an order appointing a receiver, conservator or trustee for management of the Company is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of the Party;
4.

.any transaction that results in twenty percent (20%) or more of the voting stock of the Company being owned or controlled by a person or entity other than (a) the owner of the Company as of the date of this Agreement or (b) an entity that, as of the date of this Agreement, is a parent, affiliate or subsidiary of such owner;

5.

.the Company deviates from the agreed upon underwriting or claims guidelines without the prior written approval of the Reinsurer. The Reinsurer shall have no liability for any business quoted on a basis deviating from the agreed upon underwriting guidelines in which case the Reinsurer’s liability shall not attach to any business quoted on that basis; or

6.

.the Company outsources its claims handling and/or underwriting procedures and practices to a Third Party Administrator, or makes a change in an existing Third Party Administrator, without the Reinsurer’s prior written approval.

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Article 14

EXECUTION

This Agreement is effective as of September 1, 2016 and applies to eligible policies issued on or after such date. This Agreement has been made in duplicate and is hereby executed by both Parties.

Unless otherwise agreed to in writing, this Agreement must be fully executed by both Parties within sixty (60) days of each other in order for this Agreement to become effective.

US ALLIANCE LIFE AND SECURITY COMPANY

By:	DRAFT
(signature)

(print or type name)

Title:
Date:
Place:
Attest:
(signature)
Title:

GENERAL RE LIFE CORPORATION

By:	DRAFT
(signature)

(print or type name)
Title:
Date:
Place:
Attest:
(signature)
Title:

US Alliance Life and Security

Draft Reinsurance Agreement

Schedule A

REINSURANCE COVERAGE

A.1 Plans Reinsured

The following plans and riders are reinsured under this Agreement:

Critical Illness Policy Form # CI 2016-08

Minor state variations of these plans and the associated application forms shall be reinsured on the same terms as the original reinsured plan provided the Company notifies the Reinsurer in writing within sixty (60) days of the Company’s issuing coverage with such variations. Notification must include the written details of the variation or the variation may be highlighted on a copy of the application form or policy.

Major state variations may have a significant impact on the pricing of the reinsured plans. Prior to reinsurance coverage being effective for such a modified plan, the Company and the Reinsurer must be in agreement on the need for a price adjustment and the scope of such adjustment.

Major state variations include, but are not limited to:

1.

changes to the application form such as modifying the look back period or eliminating or significantly revising application questions thereby resulting in a modification of the original intent of the reinsured plan; or,

2.

changes to the Critical Illness Insured Conditions reinsured under this Agreement, or modifications to the definitions, diagnostic criteria, or exclusions applicable to such Critical Illness Insured Conditions.

A.2 Reinsurer’s Liability

With respect to the policies reinsured, the Reinsurer agrees to accept its share of the liability arising from coverages provided under such policies. The liability of the Reinsurer shall be limited to a thirty-three percent (33%) Quota Share of all benefits covered under the reinsured policy forms and riders.

A.3 Company’s Retention

The Company shall retain the remaining Quota Share of sixty-six and two-thirds percent (67%) of the total original liability arising from the issued coverages.

The Reinsurer acknowledges that a portion of the Company’s liability under this Agreement may be ceded by the Company to Unified Life Insurance Company. The liability of Unified Life Insurance Company shall be limited to a thirty-three percent (33%) Quota Share of all benefits covered under the reinsured policy forms and riders. In the event Unified Life Insurance Company no longer retains its portion of the liability, such liability shall revert to and be the responsibility of the Company.

In any event, the Company agrees to retain net for its own account, a Quota Share of not less than thirty-four percent (34%) of the total original liability arising from the issued coverages.

US Alliance Life and Security

Draft Reinsurance Agreement

A.4 Benefits Reinsured

The following benefits shall be reinsured under this Agreement:

Plan A:       Invasive Cancer 100%

Partial Benefit Cancer 25%

Plan B:       Invasive Cancer 100%

Partial Benefit Cancer 25%

Heart Attack 100%

Stroke 100%

Kidney Failure 100%

Major Organ Transplant 100%

Coronary Artery Bypass Grafting 25%

Angioplasty 25%

Plan C:       Invasive Cancer 100%

Partial Benefit Cancer 25%

Heart Attack 100%

Stroke 100%

Kidney Failure 100%

Major Organ Transplant 100%

Coronary Artery Bypass Grafting 25%

Angioplasty 25%

Aortic Surgery 25%

Benign Brain Tumor 100%

Blindness 100%

Coma 100%

Deafness 100%

Paralysis 100%

Severe Burns 100%

Heart Valve Repair 25%

The reinsurance benefit amount for automatic reinsurance is the quota share percentage specified above for automatic reinsurance multiplied by the face amount of the policy.

If any partial benefits are paid, the face of amount of the policy shall be reduced accordingly for purposes of calculating the reinsurance benefit amount and reinsurance premium.

US Alliance Life and Security

Draft Reinsurance Agreement

Schedule B

REINSURANCE RATES AND ALLOWANCES

B.1 Reinsurance Premium

Reinsurance premiums are the Gross Premium Rates per thousand of benefit reinsured multiplied by the reinsured benefit amount at the attained age for each insured. If a partial benefit has been paid, reinsurance premiums are based on the reduced reinsured benefit amount. The rates are shown in Table B.3. In the event that state variations necessitate a premium adjustment, the Reinsurer shall share proportionately in the adjusted rates.

B.2 Allowances

The Reinsurer shall pay to the Company the Reinsurer’s quota share of actual commissions paid up to the following allowances:

	First Year	Renewal Years
Commission Allowance (actual up to)	75%	15%
Other Allowance	14%	14%
Total Allowances	89%	29%

B.3 Rate Table

Premium Rates per $1,000 Face Amount

	Benefit Plan A
Age	Non Smoker		Smoker
	Male	Female	Male	Female
18	$4.19	$4.62	$8.42	$7.71
19	$4.41	$4.86	$8.92	$8.14
20	$4.64	$5.10	$9.42	$8.58
21	$4.87	$5.34	$9.92	$9.02
22	$5.09	$5.58	$10.42	$9.45
23	$5.32	$5.83	$10.92	$9.89
24	$5.54	$6.07	$11.42	$10.32
25	$5.77	$6.31	$11.92	$10.76
26	$6.06	$6.59	$12.57	$11.29
27	$6.35	$6.87	$13.22	$11.82
28	$6.64	$7.15	$13.87	$12.35
29	$6.93	$7.43	$14.52	$12.88
30	$7.22	$7.71	$15.17	$13.41
31	$7.59	$8.03	$16.02	$14.07
32	$7.95	$8.36	$16.87	$14.72
33	$8.32	$8.68	$17.72	$15.38

US Alliance Life and Security

Draft Reinsurance Agreement

Age	Non Smoker		Smoker
	Male	Female	Male	Female
34	$8.68	$9.01	$18.57	$16.03
35	$9.05	$9.33	$19.42	$16.69
36	$9.53	$9.68	$20.55	$17.47
37	$10.00	$10.04	$21.68	$18.25
38	$10.48	$10.39	$22.80	$19.03
39	$10.95	$10.75	$23.93	$19.81
40	$11.43	$11.10	$25.06	$20.59
41	$12.03	$11.46	$26.51	$21.51
42	$12.64	$11.82	$27.97	$22.43
43	$13.24	$12.19	$29.42	$23.34
44	$13.85	$12.55	$30.88	$24.26
45	$14.45	$12.91	$32.33	$25.18
46	$15.17	$13.25	$34.14	$26.18
47	$15.89	$13.60	$35.94	$27.18
48	$16.62	$13.94	$37.75	$28.17
49	$17.34	$14.29	$39.55	$29.17
50	$18.06	$14.63	$41.36	$30.17
51	$18.82	$14.95	$43.34	$31.16
52	$19.58	$15.27	$45.32	$32.15
53	$20.33	$15.59	$47.30	$33.15
54	$21.09	$15.91	$49.28	$34.14
55	$21.85	$16.23	$51.26	$35.13
56	$22.54	$16.51	$53.09	$36.01
57	$23.23	$16.79	$54.92	$36.89
58	$23.92	$17.07	$56.76	$37.77
59	$24.61	$17.35	$58.59	$38.65
60	$25.30	$17.63	$60.42	$39.53
61	$25.66	$17.73	$61.29	$39.80
62	$26.02	$17.83	$62.16	$40.06
63	$26.38	$17.92	$63.02	$40.33
64	$26.74	$18.02	$63.89	$40.59
65	$27.10	$18.12	$64.76	$40.86
66	$28.25	$18.77	$66.98	$41.99
67	$29.40	$19.41	$69.20	$43.12
68	$30.55	$20.06	$71.41	$44.24
69	$31.70	$20.70	$73.63	$45.37
70	$32.85	$21.35	$75.85	$46.50

US Alliance Life and Security

Draft Reinsurance Agreement

	Benefit Plan B
Age	Non Smoker		Smoker
	Male	Female	Male	Female
18	$9.21	$8.02	$18.04	$13.10
19	$9.73	$8.45	$19.11	$13.84
20	$10.25	$8.88	$20.19	$14.58
21	$10.77	$9.31	$21.27	$15.32
22	$11.29	$9.74	$22.34	$16.06
23	$11.82	$10.17	$23.42	$16.81
24	$12.34	$10.60	$24.49	$17.55
25	$12.86	$11.03	$25.57	$18.29
26	$13.52	$11.54	$26.94	$19.19
27	$14.17	$12.05	$28.31	$20.09
28	$14.83	$12.57	$29.69	$21.00
29	$15.48	$13.08	$31.06	$21.90
30	$16.14	$13.59	$32.43	$22.80
31	$16.96	$14.18	$34.20	$23.90
32	$17.78	$14.77	$35.96	$25.00
33	$18.61	$15.37	$37.73	$26.09
34	$19.43	$15.96	$39.49	$27.19
35	$20.25	$16.55	$41.26	$28.29
36	$21.28	$17.24	$43.50	$29.62
37	$22.31	$17.92	$45.74	$30.95
38	$23.33	$18.61	$47.97	$32.29
39	$24.36	$19.29	$50.21	$33.62
40	$25.39	$19.98	$52.45	$34.95
41	$26.66	$20.75	$55.24	$36.53
42	$27.94	$21.52	$58.04	$38.11
43	$29.21	$22.29	$60.83	$39.70
44	$30.49	$23.06	$63.63	$41.28
45	$31.76	$23.83	$66.42	$42.86
46	$33.15	$24.62	$69.51	$44.57
47	$34.53	$25.40	$72.60	$46.27
48	$35.92	$26.19	$75.68	$47.98
49	$37.30	$26.97	$78.77	$49.68
50	$38.69	$27.76	$81.86	$51.39
51	$40.22	$28.57	$85.25	$53.17
52	$41.75	$29.39	$88.63	$54.95
53	$43.29	$30.20	$92.02	$56.72

US Alliance Life and Security

Draft Reinsurance Agreement

	Benefit Plan B
Age	Female		Male
	Non Smoker	Smoker	Non Smoker	Smoker
54	$44.82	$31.02	$95.40	$58.50
55	$46.35	$31.83	$98.79	$60.28
56	$47.74	$32.65	$101.95	$62.01
57	$49.13	$33.46	$105.11	$63.74
58	$50.53	$34.28	$108.27	$65.47
59	$51.92	$35.09	$111.43	$67.20
60	$53.31	$35.91	$114.59	$68.93
61	$54.19	$36.48	$116.42	$69.93
62	$55.07	$37.05	$118.25	$70.93
63	$55.94	$37.61	$120.09	$71.94
64	$56.82	$38.18	$121.92	$72.94
65	$57.70	$38.75	$123.75	$73.94
66	$60.37	$40.60	$128.70	$76.92
67	$63.05	$42.45	$133.66	$79.91
68	$65.72	$44.29	$138.61	$82.89
69	$68.40	$46.14	$143.57	$85.88
70	$71.07	$47.99	$148.52	$88.86

	Benefit Plan C
Age	Female		Male
	Non Smoker	Smoker	Non Smoker	Smoker
18	$11.09	$9.53	$20.25	$14.77
19	$11.64	$9.99	$21.37	$15.55
20	$12.19	$10.46	$22.50	$16.33
21	$12.74	$10.93	$23.63	$17.11
22	$13.29	$11.39	$24.75	$17.89
23	$13.85	$11.86	$25.88	$18.68
24	$14.40	$12.32	$27.00	$19.46
25	$14.95	$12.79	$28.13	$20.24
26	$15.66	$13.35	$29.58	$21.20
27	$16.37	$13.91	$31.04	$22.17
28	$17.07	$14.47	$32.49	$23.13
29	$17.78	$15.03	$33.95	$24.10
30	$18.49	$15.59	$35.40	$25.06
31	$19.38	$16.25	$37.26	$26.23

US Alliance Life and Security

Draft Reinsurance Agreement

.

	Benefit Plan C
Age	Non Smoker		Smoker
	Male	Female	Male	Female
32	$20.27	$16.90	$39.12	$27.40
33	$21.17	$17.56	$40.98	$28.57
34	$22.06	$18.21	$42.84	$29.74
35	$22.95	$18.87	$44.70	$30.91
36	$24.07	$19.63	$47.06	$32.33
37	$25.19	$20.39	$49.42	$33.75
38	$26.32	$21.16	$51.78	$35.16
39	$27.44	$21.92	$54.14	$36.58
40	$28.56	$22.68	$56.50	$38.00
41	$29.96	$23.56	$59.47	$39.70
42	$31.36	$24.43	$62.44	$41.40
43	$32.76	$25.31	$65.40	$43.09
44	$34.16	$26.18	$68.37	$44.79
45	$35.56	$27.06	$71.34	$46.49
46	$37.05	$27.90	$74.58	$48.26
47	$38.54	$28.73	$77.82	$50.03
48	$40.02	$29.57	$81.07	$51.81
49	$41.51	$30.40	$84.31	$53.58
50	$43.00	$31.24	$87.55	$55.35
51	$44.66	$32.13	$91.20	$57.22
52	$46.31	$33.01	$94.85	$59.10
53	$47.97	$33.90	$98.49	$60.97
54	$49.62	$34.78	$102.14	$62.85
55	$51.28	$35.67	$105.79	$64.72
56	$52.85	$36.59	$109.25	$66.58
57	$54.42	$37.50	$112.71	$68.43
58	$55.98	$38.42	$116.17	$70.29
59	$57.55	$39.33	$119.63	$72.14
60	$59.12	$40.25	$123.09	$74.00
61	$60.24	$40.92	$125.20	$75.11
62	$61.35	$41.59	$127.30	$76.21
63	$62.47	$42.25	$129.41	$77.32
64	$63.58	$42.92	$131.51	$78.42
65	$64.70	$43.59	$133.62	$79.53
66	$67.45	$45.48	$138.78	$82.59
67	$70.20	$47.37	$143.95	$85.65

US Alliance Life and Security

Draft Reinsurance Agreement

	Benefit Plan C
Age	Non Smoker		Non Smoker
	Male	Male	Male	Male
68	$72.96	$49.25	$149.11	$88.72
69	$75.71	$51.14	$154.28	$91.78
70	$78.46	$53.03	$159.44	$94.84

US Alliance Life and Security

Draft Reinsurance Agreement

Schedule C

REPORTS

C.1 Monthly Reporting

The Company shall provide information on a monthly basis to the Reinsurer as follows:

Report for Month / Year
Number of New Policies Issued
Number of Policies In force End of Month

Paid Premium– Policy Year 1
Paid Premium– Policy Years 2+
(Please attach detailed premium calculation)
TOTAL PREMIUM
Allowance
Policy Year 1
Policy Years 2+
TOTAL ALLOWANCE
TOTAL CLAIMS
NET TO REINSURER
NET TO COMPANY

C.2 Quarterly Reporting

On a quarterly basis, the Company shall provide financial data to the Reinsurer by Agreement number and policy form number series, both on 100% and ceded bases. The Company shall report the credits and adjustments, including reserve credit, resulting from the policies reinsured under this Agreement that are reflected in its statutory financial statements, and also for each calendar year for U.S. federal income tax reporting.

The Company shall report statutory reinsurance credits for:

■	active life reserves;
■	IBNR;
■	other.

The Company shall report in force data by policy form as follows:

■	number of individual policies in-force calendar end-of quarter;
■	number of individual policies issued calendar year-to-date;
■	annualized premium in-force calendar end-of-quarter;
■	annualized premium of new business issued calendar year-to-date;
■	number of new claims reported calendar year-to-date;
■	number of pending claims.

US Alliance Life and Security

Draft Reinsurance Agreement

C.3 Reporting

Reporting formats for Policy Detail, Transactions and Paid Claims follow.

US Alliance Life and Security

Draft Reinsurance Agreement

Critical Illness Policy Detail

Include Active Policies On for Current Month

Field Name	Data Type	Business Description
Company Number	Numeric	Reinsurer Generated Company Number
Treaty Number	Alpha/numeric	Reinsurer Generated Treaty ID
Deal Number	Numeric	Reinsurer Internal Tracking Number per deal
Reinsurance Coverage Code	Alpha	C (Coinsurance)
Quota Share	Numeric	33%
Underwriting Basis		SI
Coverage Type	Alpha/numeric	Individual
Valuation Date	Date format	Date of valuation provided to Reinsurer
Policy Number	Alpha/numeric	Assigned by insurer to match claim to exposure; should be unique to each person and contract
Unique Insured Identifier	Alpha/numeric	If insured is identified by other than Social Security; this value cannot be policy number since it's not a unique value
Insured Last Name	Alpha	Last name of insured
Insured First Name	Alpha	First name of insured
Insured Middle Initial	Alpha	Middle initial.
Gender	Alpha	M=Male, F=Female, U=unknown
Smoker Status	Alpha	Smoker, non-smoker; need data dictionary
Birth Date	Date format	Birth Date
Policy Issue Date	Date format	Effective date of the current policy
Policy Effective Date (If different than policy issue date)	Date format	Effective date of the current policy
Policy Issue Age	Numeric	Age of insured at time of policy issue
Residence State	Alpha	State Codes
Policy Issue State	Alpha	State Codes
Resident Zip Code	Numeric	Zip Code of current residence
Policy Issue Zip Code	Numeric	Zip Code of policy issue
Married vs. Single	Alpha	M=Married, S=Single, D=Domestic Partner, H=Household, per IRS definition, U=Unknown
Auto/Fac Code	Alpha	N=None, A=Auto, F=Fac
Plan Code	Alpha/numeric	Plan A, Plan B, Plan C

US Alliance Life and Security

Draft Reinsurance Agreement

Policy Forms	Alpha/numeric	Provide plan and rider code mapping to policy forms
Policy Status	Alpha	A=Active, I=Inactive, R=Reinstated, L=Lapsed, T=Terminated
Policy Status Effective Date	Date format	Date which corresponds to the policy holder's status
Premium Paid to Date	Date format	Calendar year to date premium collected; reset on January 1
Premium Mode	Alpha	A=Annual, S=Semiannual, Q=Quarterly, B=Bimonthly, M=Monthly
Original Annual Premium	Numeric	Annual premium at issue
Current Annual Premium	Numeric	Current Annual Premium amount
Annual Reinsurance Premium	Numeric	Annual premium paid to Reinsurer
Commissionable Annual Premium	Numeric
Unearned Premium Balance	Numeric	Reserves – Need to be split out
Due Premium Balance	Numeric	Reserves - Need to be split out
Advanced Premium Balance	Numeric	Reserves - Need to be split out
Stat Active Life Reserve	Numeric	Reserves - Need to be split out
Face Value Amount of Policy	Numeric	Initial policy benefit
Ceded Amount	Numeric	Dollar amount ceded to Reinsurer

US Alliance Life and Security

Draft Reinsurance Agreement

Critical Illness Transactions

Include Billing and Policy Changes for Current Month

Field Name	Data Type	Business Description
Company Number	Numeric	Reinsurer Generated Company Number
Treaty Number	Alpha/numeric	Reinsurer Generated Treaty ID
Deal Number	Numeric	Reinsurer Internal Tracking Number per deal
Plan Code	Alpha/numeric	Plan A, Plan B, Plan C
Policy Forms	Alpha/numeric	Provide plan and rider code mapping to policy forms
Valuation Date	Date format	Date of valuation provided to Reinsurer
Policy Number	Alpha/numeric	Assigned by insurer to match claim to exposure; should be unique to each person and contract
Unique Insured Identifier	Alpha/numeric	If insured is identified by other than Social Security; this value cannot be policy number since it's not a unique value
Transaction Pay Date	Date format	Date of payment
Premium Paid From Date	Date format	The first day of the billing cycle
Premium Paid To Date	Date format	The last day in the billing cycle
First Year/Renewal		Indicate if premium is for first year or renewal. F= first year, R = renewal
Paid Premium	Numeric
Paid Commissionable Premium	Numeric	The dollar amount of premium paid which is eligible for commission
Paid Commission	Numeric	The dollar amount of commission paid
Commission Factor	Numeric	Percentage of commissionable premium to be paid as commission
Commission Factor Maximum	Numeric	Maximum percentage reimbursed by Reinsurer
Commission Split Percent	Numeric	Other factors applied to commission calculation such as agent split
Policy Duration	Numeric	The length of time in years the policy has been inforce
Payment Mode	Alpha	Annual, Monthly, Quarterly, etc. (need data dictionary)
Payment Method	Alpha	If used in rating. Direct billed, automatic payment, etc. (need data dictionary)
Policy Issue Date	Date format	Policy Issue/Effective Date
Face Value Amount of Policy	Numeric

US Alliance Life and Security

Draft Reinsurance Agreement

Ceded Amount	Numeric	The dollar amount ceded to the reinsurer
First month Reinsurance Premium	Numeric	The premium amount for the first month the policy is in force
Premium Mode	Alpha	A=Annual, S=Semiannual, Q=Quarterly, B=Bimonthly, M=Monthly
Modal Rating Factor (Treaty Premium Factor)	Numeric	The rate which when multiplied by the face amt equals the modal premium. (Quota share)
Current Annual Premium	Numeric	Current Annual Premium amount
Allowance	Numeric
Reinsurance Premium Due	Numeric	Modal billing premium – amount paid at each payment period depending on Premium Mode
Billing Date	Date format	The date of the billing statement
Insured Last Name	Alpha	Last name of insured
Insured First Name	Alpha	First name of insured
Insured Middle Initial	Alpha	Middle initial.
Gender	Alpha	M=Male, F=Female, U=unknown
Birth Date	Date format	Birth Date
Policy Issue State	Alpha	State Codes
Smoker Status	Alpha	Smoker, non-smoker S=Smoker N=Non-Smoker U=Unknown Need data dictionary
Transaction Type	Alpha	NEW = New Policy REN = Renewal DTH = Death LAP = Lapse Need data dictionary

US Alliance Life and Security

Draft Reinsurance Agreement

Critical Illness Paid Claims Listing

Include Claims for Active Polices for Current Month

Field Name	Data Type	Business Description
Company Number	Numeric	Reinsurer Generated Company Number
Treaty Number	Alpha/numeric	Reinsurer Generated Treaty ID
Deal Number	Numeric	Reinsurer Internal Tracking Number per deal
Claimant Type	Alpha	Primary
Valuation Date	Date format	Date of valuation provided to Reinsurer
Policy Number	Alpha/numeric	Assigned by insurer to match claim to exposure; should be unique to each person and contract
Unique Insured Identifier	Alpha/numeric	If insured is identified by other than Social Security; this value cannot be policy number since it's not a unique value
Claim Number	Alpha/numeric	The number identifying the insured's claim
Line/Subclaim Number	Alpha/numeric	Individual actions taken under a larger claim number
Plan Code	Alpha/numeric	Plan A, Plan B, Plan C
Policy Forms	Alpha/numeric	Please provide plan and rider code mapping to policy forms
Claim Status Code	Alpha	Paid, outstanding, void, etc. A = Abdn O = Outstanding P = Paid S = Stop V = Void Need data dictionary
Claim Status Date	Date format	The date corresponding to the claim status code
Original Incurred Claim Date	Date format	The date the claim first submitted
Reported Date	Date format	The date which the claim was reported
Paid Date	Date format	The date which the claim was paid
Benefit Component	Alpha/numeric	Trigger Paid
Diagnosis 1	Alpha/numeric	ICD-10
Diagnosis 2	Alpha/numeric	ICD-10
Diagnosis 3	Alpha/numeric	ICD-10

US Alliance Life and Security

Draft Reinsurance Agreement

Diagnosis 4	Alpha/numeric	ICD-10
DRG	Alpha/numeric	Diagnosis-Related Group
Procedure Code	Alpha/numeric	CPT4, HCPC or Revenue Code.
Reason for Denial	Alpha	If claim status =Denied, why was claim denied
Diagnosis Date	Date format
Coverage Type	Alpha/numeric	To differentiate between coverage (i.e. individual, individual worksite, group)
Insured Last Name	Alpha	Last name of insured
Insured First Name	Alpha	First name of insured
Insured Middle Initial	Alpha	Middle initial. OFAC requirement
Benefit Percentage Paid		If it's a cardiac claim that is only paid at 25% for bypass vs. 100% for heart attack, Reinsurer needs to know the level of payment issued
Benefit Percentage Requested		If it's a cardiac claim that is only paid at 25% for bypass vs. 100% for heart attack, Reinsurer needs to know the level of payment issued
Face Value Amount of Policy	Numeric	Initial Policy benefit
Ceded Amount	Numeric	The dollar amount ceded to Reinsurer

US Alliance Life and Security

Draft Reinsurance Agreement

Schedule D

UNDERWRITING

With respect to the policies reinsured, the Company agrees to underwrite all policies in accordance with the underwriting requirements stated below:

Application Form #CI-App 9/16

The entire application shall be completed by every applicant regardless of plan selected. The grid below lists which plans are available to an applicant based on the questions he/she answers “yes” to.

Application Question	Available Plan
4a	None
4b	A
4c	None
4d	None
4e	None
4f	A
4g	A
4h	None
4i	None
4j	A and B
4k	A
4l	None
4m	A
4n	None
5a	A
5b	None
5c	A
5d	A
6a	None
6b	None
6c	None
6d	None
7	None
8a	None
8b	None

A pharmaceutical scan shall be done on all applicants for insurance. The Company shall use the Reinsurer’s “Drug Database 20161020.xlsx” to determine insurable medications.